EMPLOYMENT AGREEMENT
                              --------------------

          I, MICHAEL F. OYSTER, an individual ("Executive") residing at 553 Norton Church Road, Hampton, New Jersey, agree to the terms and conditions of employment with CHARYS HOLDING COMPANY INC., a Delaware corporation located at 1117 Perimeter Center West, Suite N-415, Atlanta, GA 30338 ("Company"), set forth in this Employment Agreement ("Agreement").

          1. TERM OF EMPLOYMENT. My employment under this Agreement shall commence on February 1, 2006 and shall end on the third anniversary of that date (Expiration Date), or such earlier date on which my employment is terminated under Section 5 of this Agreement. On each anniversary of my commencement of employment under this Agreement, the Expiration Date shall be extended for one year unless the Company notified me at least thirty (30) days before that anniversary that it was not extending this Agreement. If the Company continues to employ me beyond the Expiration Date without entering into a written agreement extending the term of this Agreement, except as provided in a new written employment agreement between the Company and me, all obligations and rights under this Agreement shall prospectively lapse as of the Expiration Date, except the Company's ongoing indemnification obligation under Section 4, my confidentiality, etc. obligations under Section 6, and our mutual arbitration obligations under Section 8, and I thereafter shall be an at-will employee of the Company.

          2. NATURE OF DUTIES. I shall be the Company's Vice President Business Development. I shall also be the Chief Executive Officer ("CEO') of the Company's technology based subsidiary Charys Technology Group ("CTG"). As such, I shall have the responsibilities set forth in APPENDIX A. I agree that the Company may alter my duties from time to time. I shall devote my full business time and effort to the performance of my duties for the Company, which I shall perform faithfully and to the best of my ability. I shall be subject to the Company's policies, procedures and approval practices, as generally in effect from time to time. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for me to (i) serve on corporate (subject to approval of the Board), civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (iii) manage personal investments and endeavors, so long as such activities do not significantly interfere with or significantly detract from the performance of my responsibilities to the Company in accordance with this agreement.

          3. PLACE OF PERFORMANCE. I shall be based at the Company's office in Atlanta Georgia, except for required travel on the Company's business.

          4.     COMPENSATION  AND  RELATED  MATTERS.


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               (a)     BASE  SALARY.  The Company shall pay me base salary at an
annual rate as determined by APPENDIX B attached hereto, with such base salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

                    (i) Notwithstanding the foregoing and subject to the conditions set forth in subsection (ii) of this paragraph, it shall not be a default of this Agreement if the Company fails to pay all or any portion of the amounts due hereunder. Amounts unpaid under this Section are hereinafter referred to as "Deferred Compensation".

                    (ii) I agree that in order for the Company to be in default of this Section for failure to pay my Base Salary, I shall be required to give the Company written notice and the Company shall have 90 days to cure.

               (b) DISCRETIONARY BONUSES. I shall be eligible for bonuses and other incentive compensation under bonus and incentive compensation plans generally available to other similarly situated Company executives.

               (c) STOCK OPTIONS. As of the commencement of my employment under this Agreement, I shall release the Company from its obligation to issue me the fifty thousand (50,000) shares of common stock I am entitled to in connection with my resignation from the Board of Directors of the Company and I shall be granted an incentive stock option ("Option") to purchase three hundred thousand (300,000) shares of the Company's common stock at its then fair market value. The Option shall be immediately vested and exercisable. The Option shall be subject to all terms of the stock option plan under which it was issued and the option agreement between me and the Company evidencing the Option.

               (d) STANDARD BENEFITS. During my employment, I shall be entitled to participate in all employee benefit plans and programs, including paid vacations, to the same extent generally available to other similarly situated Company executives, in accordance with the terms of those plans and programs. The Company shall have the right to terminate or change any such plan or program at any time.

               (e)     SPECIAL  BENEFITS.

                    (i)     Automobile.   During  the  Term  of  Employment, the
                            ----------
Company shall, at the Company's election, either (i) pay to the Executive a non-accountable automobile allowance of $500 per month or (ii) provide the Executive with a mid-size automobile (which initially shall be new and shall be replaced not less frequently than every three (3) years), and reimburse the Executive for the costs of gasoline, oil, repairs, maintenance, insurance and other expenses incurred by Executive by reason of the use of the automobile.


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               (f)     INDEMNIFICATION.   The  Company  shall  extend  to me the
same indemnification arrangements as are generally provided to other similarly situated Company executives, including after termination of my employment.

               (g) EXPENSES. I shall be entitled to receive prompt reimbursement for all reasonable and customary travel and business expenses I incur in connection with my employment, but I must incur and account for those expenses in accordance with the policies and procedures established by the Company.

               (h) SARBANES-OXLEY ACT LOAN PROHIBITION. To the extent that any Company benefit, program, practice, arrangement, or this Agreement would or might otherwise result in my receipt of an illegal loan ("Loan"), the Company shall use reasonable efforts to provide me with a substitute for the Loan that is lawful and of at least equal value to me. If this cannot be done, or if doing so would be significantly more expensive to the Company than making the Loan, the Company need not make the Loan to me or provide me substitute for it.

          5.     TERMINATION.

     (a) RIGHTS AND DUTIES. If my employment is terminated, I shall be entitled to the amounts or benefits shown on the applicable row of the following table, subject to the balance of this Section 5. The Company and I shall have no further obligations to each other, except the Company's ongoing indemnification obligation under Section 4, my confidentiality, etc. obligations under Section 6, and our mutual arbitration obligations under Section 8, or as set forth in any written agreement I subsequently enter into with the Company.

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DISCHARGE      Payment  or  provision  when  due  of (1) any unpaid base salary,
FOR CAUSE      expense  reimbursements,  and  vacation  days  accrued  prior  to termination of employment, and (2) other unpaid vested amounts or benefits  under  Company  compensation,  incentive,  and  benefit plans.
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DISABILITY     Same  as  for  "Discharge  for Cause" EXCEPT that I also shall be potentially  eligible  for disability benefits under any Company-
               provided  disability  plan  in  which  I  then  participate.
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DISCHARGE      Same  as  for  "Discharge for Cause" EXCEPT that, in exchange for
OTHER THAN     my  execution  of  a  release in accordance with this section, my
FOR CAUSE OR   Base  Salary,  but  not my employment, shall continue through for
DISABILITY     one (1) year regardless of the remaining term of this Agreement.
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RESIGNATION
               Same as for "Discharge for Cause."

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DEATH          Same  as  for "Discharge for Cause" EXCEPT that payments shall be made to my legal representative

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EXPIRATION
OF             Same as for "Discharge for Cause."
AGREEMENT
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CHANGE OF      Payment  or  provision  when  due  of (1) any unpaid base salary,
CONTROL        expense  reimbursements,  and  vacation  days  accrued  prior  to termination  of  employment,  (2)  other unpaid vested amounts or benefits  tinder  Company  compensation,  incentive,  and benefit plans (3) pay to the Executive on the termination date a lump sum payment equal to three (3) times Base Salary as of the date of my resignation  resulting  from  the  Change  in Control and (4) all stock  options  previously granted to Employee shall become fully vested  and  immediately  exerciseable.
--------------------------------------------------------------------------------

               (b) DISCHARGE FOR CAUSE. The Company may terminate my employment at any time if it believes in good faith that it has Cause to terminate me "Cause" shall include, but not be limited to:

                    (i) my refusal to follow the Company's lawful directions or my material failure to perform my duties (other than by reason of physical or mental illness, injury, or condition), in either case, after I have been given notice of my default and a 10 day opportunity to cure my default;

                    (ii)     my  failure  to  comply  with  Company  policies;

                    (ii) my engaging in conduct that is or may be unlawful or disreputable, to the possible detriment of the Company and its subsidiaries n;

                    (iii)    my  becoming  insolvent  or filing for bankruptcy;


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
                    (iv) my seeking, exploring, or accepting a position with another business enterprise or venture without the Company's written consent at any time more than 90 days before the Expiration Date; or

                    (v) my engaging in activities on behalf of an enterprise which competes or plans to compete with the Company or any of its subsidiaries or affiliates.

If my employment ends for any reason other than discharge by the Company for Cause, but at a time when the Company had Cause to terminate me (or would have had Cause if it then knew all relevant facts), my termination shall be treated as a discharge by the Company for Cause.

               (c) TERMINATION FOR DISABILITY. Except as prohibited by applicable law, the Company may terminate my employment on account of Disability, or may transfer me to inactive employment status, which shall have the same effect under this Agreement as a termination for Disability. "Disability" means a physical or mental illness, injury, or condition that prevents me from performing my duties with reasonable accommodations for a period of 30 consecutive days or 60 days in any one year period.

               (c) DISCHARGE OTHER THAN FOR CAUSE OR DISABILITY. The Company may terminate my employment at any time for any reason, and without advance notice. If I am terminated by the Company other than for Cause under
Section 5(b) or for Disability under Section 5(c), I will only receive the special benefits provided for a non-Cause discharge under Section 5(a) if I sign a general release form furnished to me by the Company (which may include any provision customary in formal settlement agreements and general releases, including such things as my release of the Company and all conceivably related persons or entities ("affiliates") from all known and unknown claims, my covenant never in the future to pursue any released claim, my promise not to solicit current or former customers, employees, suppliers or, to the fullest extent lawful, engage in business activities that compete with the Company or any affiliate, or disclose or use any of their proprietary or trade secret information) within 60 days after my employment ends (or within 60 days after an arbitrator determines that I am entitled to such payments if I sign the general release) and I do not thereafter properly revoke the release. I may resign my employment within 60 days after a Change of Control in which event I shall only receive the special benefits provided for a Non-Cause Discharge Due to a Change of Control under Section 5(a).

               (d) RESIGNATION. I promise not to resign my employment before the Expiration Date without giving the Company at least 30 days advance written notice. If I resign, I shall only receive the payments required by
Section 5A and the Company may accept my resignation effective on the date set forth in my notice or any earlier date.


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
               (e)     DEATH.   If  I  die  while employed under this Agreement,
the payments required by Section 5(a) in the event of my death shall be made to my legal representative.

               (f) TRANSFERS TO GROUP MEMBER. My transfer to a subsidiary of the Company ("Group Member") shall not be deemed a termination of my employment under this Agreement if it assumes this Agreement.

               (g) DISPUTES UNDER THIS SECTION. All disputes relating to this Agreement, including disputes relating to this section, shall be resolved by final and binding arbitration under Section 8. For example, if the Company and I disagree as to whether the Company had Cause to terminate my employment, we will resolve the dispute through arbitration; the arbitrator will decide whether the Company had Cause to terminate me.

               (h) AMOUNTS OWED TO THE COMPANY. Any amounts payable to me under this section shall first be applied to repay any amounts I owe the Company.

               (i) DEFINITION OF CHANGE OF CONTROL. Consummation by the company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of related transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) the sale of all or substantially all of the assets of the Company; provided that, with respect to this Section, a Change in Control shall not be deemed to have occurred should any of the contingencies referred to in this Section result from executed contractual agreements in effect on or before the Commencement Date.

          6. CONFIDENTIALITY. I acknowledge that as an integral part of the Company's business, the Company has developed, and will develop, at a considerable investment of time and expense, marketing and business plans and strategies, procedures, methods of operation and marketing, financial data, lists of actual and potential customers and suppliers, and independent sales representatives and related data, technical procedures, engineering and product specifications, plans for development and expansion, and other confidential and sensitive information, and I acknowledge that the Company has a legitimate business interest in protecting the confidentiality of such information. I acknowledge that I will be entrusted with such information as well as confidential information belonging to customers, suppliers, and other third parties.

          7. "TRADE SECRETS" are defined as information, regardless of form, belonging to the Company, licensed by it, or disclosed to it on a confidential basis by its


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
customers, suppliers, or other third parties, including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, product plans, or lists of actual or potential customers or suppliers which are not commonly known by or available to the public and which information: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

          8. "CONFIDENTIAL INFORMATION" is defined as information, regardless of form, belonging to the Company, licensed by it, or disclosed to it on a confidential basis by its customers, suppliers, or other third parties, other than Trade Secrets, which is material and valuable to the Company and not generally known by the public.

          9. PROMISE NOT TO DISCLOSE. I promise never to use or disclose any Trade Secret before it has become generally known within the relevant industry through no fault of my own. I agree that this promise shall never expire. I further promise that, while this Agreement is in effect and for 2 years after its termination, I will not, without the prior written approval of the Company, use or disclose any Confidential Information before it has become generally known within the relevant industry through no fault of my own.

          10. PROMISE NOT TO SOLICIT. To prevent me from inevitably breaking this promise, I further agree that, while this Agreement is in effect and for 18 months after its termination: (1) as to any customer or supplier of the Group with whom I had dealings or about whom I acquired proprietary information during my employment, I will not solicit or attempt to solicit (or assist others to solicit) the customer or supplier to do business with any person or entity other than the Group; and (2) I will not solicit or attempt to solicit (or assist others to solicit) for employment any person who is, or within the preceding 12 months was, an officer, manager, employee, or consultant of the Group.

          11. PROMISE NOT TO ENGAGE IN CERTAIN EMPLOYMENT. I agree that, while this Agreement is in effect and for 18 months after its termination, I will not accept any employment or engage in any activity, without the written consent of the Company's Board of Directors if the loyal and complete fulfillment of my duties in such employment would inevitably require me to reveal or utilize Trade Secrets or Confidential Information, as reasonably determined by the Company's Board of Directors.

          12. RETURN OF INFORMATION. When my employment with the Company ends, I will promptly deliver to the Company, or, at its written instruction, destroy, all documents, data, drawings, manuals, letters, notes, reports, electronic mail, recordings, and copies thereof, of or pertaining to it or any other Group member in my possession or control. In addition, during my employment with the Company or the Group and thereafter, I agree to meet with Company personnel and, based on knowledge or insights 1 gained during my employment with the Company and the Group, answer any question they may have related to the Company or the Group.


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
          13. PROMISE TO DISCUSS PROPOSED ACTIONS IN ADVANCE. To prevent the inevitable use or disclosure of Trade Secrets or Confidential Information, I promise that, before I disclose or use Trade Secrets or Confidential Information and before I commence employment, solicitations, or any other activity that could possibly violate the promises I have just made, I will discuss my proposed actions with an attorney for the Company, who will advise me in writing whether my proposed actions would violate these promises.

          14. INTELLECTUAL PROPERTY. Intellectual property (including such things as all ideas, concepts, inventions, plans, developments, software, data, configurations, materials (whether written or machine-readable), designs, drawings, illustrations, and photographs, that may be protectable, in whole or in part, under any patent, copyright, trademark, trade secret, or other intellectual property law), developed, created, conceived, made, or reduced to practice during my Company employment (except intellectual property that has no relation to the Group or any Group customer that I developed, etc., purely on my own time and at my own expense), shall be the sole and exclusive property of the Company, and I hereby assign all my rights, title, and interest in any such intellectual property to the Company.

          15. EXECUTION OF INNOVATION AGREEMENT. I agree to the terms of the Company's Assignment of Inventions agreement, which is attached to this Agreement as Schedule 1, and I promise to execute it contemporaneously with this Agreement.

          16. ENFORCEMENT OF THIS SECTION. Sections 6-13 shall survive the termination of this Agreement for any reason. t ; these section's terms are reasonable and necessary to protect the Company's legitimate interests, these section's restrictions will not prevent me from earning or seeking a livelihood, these section's restrictions shall apply wherever permitted by law, and my violation of any of thee section's term would irreparably harm the Company. Accordingly, I agree that, if I violate any of the provisions of these sections, the Company or any Group member shall be entitled to, in addition to other remedies available to it, an injunction to be issued by any court of competent jurisdiction restraining me from committing or continuing any such violation, without the need to prove the inadequacy of money damages or post any bond or for any other undertaking.

          17.     NOTICE.

               (a) TO THE COMPANY. I will send all communications to the Company in writing, addressed as follows (or in any other manner the Company notifies me to use): Charys Holding Company, Inc. Attention: Billy V. Ray, Jr., Chief Executive Officer, 1117 Perimeter Center West, Suite N-415 Atlanta, Georgia 30338, Fax: (678) 443-2320, Tel.: (678) 443-2300.

               (b) TO ME. All communications from the Company to me relating to this Agreement must be sent to me in writing at my Company office or in any other manner I notify the Company to use.


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
               (c) TIME NOTICE DEEMED GIVEN. Notice shall be deemed to have been given when delivered or, if earlier (1) when mailed by United States certified or registered mail, return receipt requested, postage prepaid, or (2) faxed with confirmation of delivery, in either case, addressed as required in this section.

          18. ARBITRATION OF DISPUTES. All disputes between the Company and me are to be resolved by final and binding arbitration in accordance with the separate Arbitration Agreement attached as Schedule 2 to this Agreement. This section shall remain in effect after the termination of this Agreement.

          19. GOLDEN PARACHUTE LIMITATION. I agree that my payments and benefits under this Agreement and all other contracts, arrangements, or programs shall not in the aggregate, exceed the maximum amount that may be paid to me without triggering golden parachute penalties under Section 280G and related provisions of the Internal Revenue Code, as determined in good faith by the Company's independent auditors. If any benefits must be cut back to avoid triggering such penalties, my benefits shall be cut back in the priority order designated by the Company. If an amount in excess of the limit set forth in this section is paid to me, I will repay the excess amount to the Company upon demand, with interest at the rate provided for in Internal Revenue Code
Section l274(b)(2)(B). The Company and I agree to cooperate with each other in connection with any administrative or judicial proceedings concerning the existence or amount of golden parachute penalties with respect to payments or benefits I receive.

          20. AMENDMENT. No provisions of this Agreement may be modified, waived, or discharged except by a written document signed by a duly authorized Company officer and me. Thus, for example, promotions, commendations, and/or bonuses shall not, by themselves, modify, amend, or extend this Agreement. A waiver of any conditions or provisions of this Agreement in a given instance shall not be deemed a waiver of such conditions or provisions at any other time.

          21.     INTERPRETATION;  EXCLUSIVE  FORUM.    The  validity,
interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Georgia (excluding any that mandate the use of another jurisdiction's laws). Any litigation, arbitration, or similar proceeding with respect to such matters only may be brought within that state, and all parties to this Agreement consent to that state's jurisdiction and agree that venue anywhere in that state would be proper.

          22. SUCCESSORS. This Agreement shall be binding upon, and shall inure to the benefit of, me and my estate, but I may not assign or pledge this Agreement or any rights arising under it, except to the extent permitted under the terms of the benefit plans in which I participate. Without my consent, the Company may assign this Agreement to any affiliate or successor that agrees in writing to be bound by this Agreement, after which any reference to the "Company" in this Agreement shall be deemed to be a reference to the affiliate or successor, and the Company thereafter shall have no further primary, secondary or other responsibilities or liabilities under this Agreement of any kind.


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
          23. TAXES. The Company shall withhold taxes from payments it makes pursuant to this Agreement as it determines to be required by applicable law.

          24. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In the event that a court of competent jurisdiction determines that any provision of this Agreement is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Agreement within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

          25.     COUNTERPARTS.   This  Agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument.

          26. ENTIRE AGREEMENT. All oral or written agreements or representations, express or implied, with respect to the subject matter of this Agreement are set forth in this Agreement. However, this Agreement does not override other written agreements I have executed relating to specific aspects of my employment, such as conflicts of interest.

          27. FORMER EMPLOYERS. I am not subject to any employment, confidentiality, or other agreement or restriction that would prevent me from fully satisfying my duties under this Agreement or that would be violated if I did so.

          28. DEPARTMENT OF HOMELAND SECURITY VERIFICATION REQUIREMENT. If I have not already done so, I agree to timely file all documents required by the Department of Homeland Security to verify my identity and my lawful employment in the United States. Notwithstanding any other provision of this Agreement, if I fail to meet any such requirements promptly after receiving a written request from the Company to do so, I agree that my employment shall terminate immediately and that I shall not be entitled to any compensation from the Company of any type.


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I  ACKNOWLEDGE THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND ME
RELATING TO THE SUBJECTS COVERED IN THIS AGREEMENT ARE CONTAINED IN IT AND THAT I HAVE ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

I UNDERSTAND THAT PAUL, HASTINGS, JANOFSKY & WALKER LLP (PHJ&W) REPRESENTED THE COMPANY, NOT ME, IN NEGOTIATING THIS CONTRACT; I WAS REPRESENTED BY SEPARATE COUNSEL, TO THE EXTENT PHJ&W HAS REPRESENTED ME, IS REPRESENTING ME, OR REPRESENTS ME IN THE FUTURE, I IRREVOCABLY WAIVE ANY CONFLICT OF INTEREST
OBJECTIONS I MAY HAVE TO ITS REPRESENTATION OF THE COMPANY AS TO ANY MATTERS RELATING TO MY EMPLOYMENT BY THE COMPANY, INCLUDING THE NEGOTIATION OF THIS CONTRACT.

I FURTHER ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, THAT I UNDERSTAND ALL OF IT, AND THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF OF THAT OPPORTUNITY TO THE EXTENT I WISHED TO DO SO. I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP MY RIGHT TO A JURY TRIAL.
--------------------------------------------------------------------------------

                                             CHARYS  HOLDING  COMPANY  INC.

Date:                                        /s/  Billy V. Ray, Jr.
     -------------                           -----------------------------------
                                             Billy  V.  Ray,  Jr.
                                             Chief  Executive  Officer


                                             EXECUTIVE


Date: 3/7/06                                 /s/ Michael F. Oyster
     -------------                           -----------------------------------
                                             Michael  F.  Oyster

                                   SCHEDULE 1
                                   ----------

                            ASSIGNMENT OF INVENTIONS
                            ------------------------

1. I will promptly disclose in writing to the Company all Inventions. For purposes of this Agreement, "Invention" shall mean any discovery, whether or not patentable, as well as improvements thereto, which is conceived or first practiced by me, alone or in a joint effort with others, whether prior to or following execution of this Agreement, which: (i) may be reasonably expected to be used in a product of the Company; (ii) results from work that I have been assigned as part of my duties as an employee of the Company; (iii) is in an area of technology which is the same as or substantially related to the areas of technology with which I am involved; (iv) is useful, or which the Company reasonably expects may be useful, in any manufacturing or product design process of the Company; or (v) utilizes any Confidential Information.

2. All Inventions developed while employed by the Company in the scope of such my employment and duties belong to and are the sole property of the Company and will be subject to this Agreement. I assign to the Company all right, title, and interest I may have or may acquire in and to all Inventions. I shall sign and deliver to the Company (during and after employment) any other documents that the Company considers reasonably necessary to provide evidence of (i) the assignment of all of my rights, if any, in any Inventions and (ii) the Company's ownership of such Inventions.

3. I will assist the Company in applying for, prosecuting, obtaining, or enforcing any patent, copyright, or other right or protection relating to any Invention, all at the Company's expense but without consideration to me in excess of my salary or wages. If the Company requires any assistance after termination of my employment, I will be compensated for time actually spent in providing that assistance at an hourly rate equivalent to my salary or wages during the last period of employment with the Company.

4. If the Company is unable to secure my signature "on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections, with the same force and effect as if executed and delivered by me.

EXECUTIVE:                            CHARYS  HOLDING  COMPANY  INC.


/s/ Michael F. Oyster                 Billy V. Ray Jr.
--------------------------------      ------------------------------------------
Signature of Executive                Signature of Authorized Company
                                      Representative

Michael  Oyster                       Bill  V.  Ray,  Jr.
                                      Chief  Executive  Officer

3/7/06
-------------                         --------------
Date                                  Date

                                   SCHEDULE 2
                                   ----------

                      MUTUAL AGREEMENT TO ARBITRATE CLAIMS
                      ------------------------------------

          I recognize that differences may arise between the Company and me during or following my employment with the Company, and that those differences may or may not be related to my employment, I understand and agree that by entering into this Mutual Agreement to Arbitrate Claims ("Agreement"), I anticipate gaining the benefits of a speedy, impartial, final and binding dispute-resolution procedure.

          Except as provided in this Agreement, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Agreement. To the extent that the Federal Arbitration Act is inapplicable, or held not to require arbitration of a particular claim or claims, state law pertaining to agreements to arbitrate shall apply.

Claims Covered by the Agreement
-------------------------------

          The Company and I mutually consent to the resolution by arbitration of all claims or controversies ("claims"), past, present or future, whether or not arising out of my employment (or its termination), that the Company may have against me or that I may have against any of the following (1) the Company, (2) its officers, directors, employees or agents in their capacity as such or otherwise, (3) the Company's parent, subsidiary and affiliated entities, (4) the Company's benefit plans or the plans' sponsors, fiduciaries, administrators, affiliates and agents, and/or (5) all successors and assigns of any of them.

          The only claims that are arbitrable are those that, in the absence of this Agreement, would have been justiciable under applicable state or federal law. The claims covered by this Agreement include, but are not limited to: claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination
(including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, physical or mental disability or handicap, or medical condition); claims for benefits (except claims under an I benefit or pension plan that either (1) specifies that its claims procedure shall culminate in an arbitration procedure different from this one, or (2) is underwritten by a commercial insurer which decides claims); and claims for violation of any federal, stale, or other governmental law, statute, regulation, or ordinance, except claims excluded in the section of this Agreement entitled "Claims Not Covered By The Agreement."

          Except as otherwise provided in this Agreement, both the Company and I agree that neither of us shall initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination to the Equal Employment Opportunity Commission, California Department of Fair Employment and Housing or similar fair employment practices agency, or an administrative charge within the jurisdiction of the National Labor Relations Board), in any way related to any claim covered by this Agreement.

Claims  Not  Covered  by  the  Agreement
----------------------------------------

          Claims for workers' compensation or unemployment compensation benefits are not covered by this Agreement.

          Also not covered are claims by the Company or by me for temporary restraining orders or preliminary injunctions ("temporary equitable relief) in cases in which such temporary equitable relief would be otherwise authorized by law. Such resort to temporary equitable relief shall be pending and in aid of arbitration only, and in such cases the trial on the merits of the action will occur in front of, and will be decided by, the Arbitrator, who will have the same ability to order legal or equitable remedies as could a court of general jurisdiction.

Time Limits for Commencing Arbitration and Required Notice of All Claims
------------------------------------------------------------------------

          The Company and I agree that the aggrieved party must give written notice of any claim to the other party no later than the expiration of the statute of limitations (deadline for filing) that the law prescribes for the claim. Otherwise, the claim shall be void and deemed waived, I understand that the aggrieved party is encouraged to give written notice of any claim as soon as possible after the event or events in dispute so that arbitration of any differences may take place promptly.

          Written notice to the Company, or its officers, directors, employees or agents, shall be sent to the Company's chief operating officer or chief legal officer or person with similar authority at the Company's then-current address. I will be given written notice at the last address recorded in my personnel file.

          The written notice shall identify and describe the nature of all claims asserted, the facts upon which such claims are based and the relief or remedy sought. The notice shall be sent to the other party by certified or registered mail, return receipt requested.

Representation
--------------

          Any party may be represented by an attorney or other representative selected by the party.

Discovery
---------

          Each party shall have the right to take depositions of up to 10 fact witnesses and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party and to subpoena documents from third parties. Requests for additional discovery may be made to the Arbitrator selected pursuant to this Agreement. The Arbitrator may grant an order for such requested additional discovery if the Arbitrator finds that the party requires it to adequately arbitrate a claim, taking into account the parties' mutual desire to have a fast, cost-effective dispute resolution mechanism.

Designation  of  Witnesses
--------------------------

          At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any experts, and copies of all exhibits intended to be used at the arbitration.

Subpoenas
---------

          Each party shall have the right to subpoena witnesses and documents for the arbitration as well as documents relevant to the case from third parties.

Arbitration  Procedures
-----------------------

          The arbitration will be held under the auspices of a sponsoring organization, either the American Arbitration Association ("AAA") or Judicial Arbitration & Mediation Services, with the designation of the sponsoring organization to be made by the party who did not initiate the claim.

          The Company and I agree that, except as provided in this Agreement, the arbitration shall be in accordance with the sponsoring organization's then-current employment arbitration rules/procedures. The Arbitrator shall be either a retired judge, or an attorney who is experienced in employment law and licensed to practice law in the state in which the arbitration is convened (the "Arbitrator"). The arbitration shall take place in or near the city in which I am or was last employed by the Company.

          The Arbitrator shall be selected as follows. The sponsoring organization shall give each party a list of eleven (11) arbitrators drawn from its panel of employment dispute arbitrators. Each party shall have ten (10) calendar days from the postmark date on the list to strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on. the lists of all parties, the parties shall strike names alternately from the list of common names until only one remains, The party who did not initiate the claim shall strike first. If no common name exists on the lists of all parties, the sponsoring organization shall furnish an additional list of eleven (11) arbitrators from which the parties shall strike alternately, with the party initiating the claim striking first, until only one name remains. That person shall be designated as the Arbitrator.

          The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator is without jurisdiction to apply any different substantive law or law of remedies. The Federal Rules of Evidence shall apply. The Arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

          The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person, as the Arbitrator deems advisable. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

          Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

          Should any party refuse or neglect to appear for, or participate in, the arbitration hearing, the Arbitrator shall have the authority to decide the dispute based upon whatever evidence is presented.

          Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

          The Arbitrator shall render an award and written opinion in the form typically rendered in labor arbitrations no later than thirty (30) days from the date the arbitration hearing concludes or the post-hearing briefs (if requested) are received, whichever is later. The opinion shall include the factual and legal basis for the award.

          Either party shall have the right, within twenty (20) days of issuance of the Arbitrator's opinion, to file with the Arbitrator a motion to reconsider (accompanied by a supporting brief), and the other party shall have twenty (20) days from the date of the motion to respond. The Arbitrator thereupon shall reconsider the issues raised by the motion and, promptly, either confirm or change the decision, which (except as provided by law) shall then be final and conclusive upon the parties.

Arbitration  Fees  and  Costs
-----------------------------

          The Company will be responsible for paying any filing fee and the fees and costs of the Arbitrator; provided, however, that if I am the party initiating the claim, I will contribute an amount equal to the filing fee to initiate a claim in the court of general jurisdiction in the state in which I am (or was last) employed by the Company. Each party shall pay for its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees and costs, or if there is a written agreement providing for attorneys' fees and/or costs, the Arbitrator may award reasonable attorneys' fees and/or costs to the prevailing party, applying the same standards a court would apply under the law applicable to the claim(s).

Judicial  Review
----------------

          Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award.

Interstate  Commerce
--------------------

          I understand and agree that the Company is engaged in transactions involving interstate commerce.

Requirements  for  Modification  or  Revocation
-----------------------------------------------

          This Agreement to arbitrate shall survive the termination of my employment and the expiration of any benefit plan. It can only be revoked or modified by a writing signed by both the Company's Chief Executive Officer and me which specifically states an intent to revoke or modify this Agreement.

Sole  and  Entire  Agreement
----------------------------

          This is the complete agreement of the parties on the subject of arbitration of disputes (except for any arbitration agreement in connection with any pension or benefit plan). This Agreement supersedes any prior or contemporaneous oral or written understandings on the subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.

Construction
------------

          If any provision of this Agreement is adjudged to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement. All other provisions shall remain in full force and effect.

Consideration
-------------

          The promises by the Company and by me to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other.

Voluntary  Agreement
--------------------

          I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, THAT I UNDERSTAND ITS TERMS, THAT ALL

UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND ME RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT, AND THAT I HAVE ENTERED INTO THE AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

          I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP MY RIGHT TO A JURY TRIAL.

                                                              Employee initials:


                                                              ------------------

          I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF OF THAT OPPORTUNITY TO THE EXTENT I WISH TO DO SO.


EXECUTIVE:                           CHARYS  HOLDING  COMPANY  INC.


/s/ Michael Oyster                   /s/ Bill V. Ray, Jr.
-------------------------------      -------------------------------------------
Signature  of  Executive             Signature  of  Authorized  Company
                                     Representative

Michael  Oyster                      Bill V. Ray, Jr.
                                     Chief Executive Officer

3/7/06
-----------                          ----------------
Date                                 Date

                                   APPENDIX A
                                   ----------

DUTIES AND PRIORITES:
---------------------

          A.   Holding Company Oversight Duties
               --------------------------------

     - Implement and Monitor Holding Company initiatives at the subsidiary level.
     - Coordinate the achievement of subsidiary annual operating plan objectives.

          B.   Subsidiary Coordination Responsibilities
               ----------------------------------------

     -    Identify cross selling opportunities between subsidiaries.
     - Over see the implementation of cross selling opportunities between subsidiaries.
     - Identify and foster best practices to increase the sales effectiveness across subsidiaries focusing on customer intimacy.
     -    Monitor  organic  growth  opportunities  within  the Platform Groups.

          C.   Technology Group Duties
               -----------------------

     - Provide strategic development leadership, and oversight, as Chief Executive Officer ("CEO") of Charys Technology Group("CTG").

     - Establish annual and long range goals for CTG with acceptance by Charys CEO

     - Provide periodic reporting of results, execute required actions to achieve goals and develop strategic initiatives for growth consistent with Charys strategic plan.

     -    Identifying  acquisition  targets  for  CTG

     -    Managing  integration  of  acquisitions  for  CTG.

     -    Management  of  CTG  Platform  when  developed

          D.   Business Development Duties
               ---------------------------

     - Managing the Acquisition Process for all Charys acquisitions including Pipeline Table.

     - Manage the development and implementation of Special Transactions such as Joint Ventures.

                                   APPENDIX B
                                   ----------

                                   BASE SALARY

Base annual salary for the period September 1, 2005 through December 15, 2005 is $80.000.

Base annual salary starting December 15, 2005 will be $200,000.

                             PAYMENT OF BASE SALARY

Effective February 1, 2006 Executive will be paid at an annual rate of $80,000 or $3,333,33 semi monthly on the 15th and last day of each month.

                              DEFERRED COMPENSATION

The following Deferred Compensation will be paid, over an agreed to schedule, subject to the Barbican financing closes at Method IQ, or other similarly financing the or Company becomes cash flow positive:

     1. Compensation for the period September 1, 2005 through December 15, 2005 of $23,333.33.

     2. Compensation for the period from December 15, 2005 through January 31, 2006 of $25,000.00.

     3. Retro adjustment back to February 1, 2006 increasing the Executives base annual salary from $80,000 to $200,000.